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                                  EXHIBIT 11
                     WELLS FARGO & COMPANY AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
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
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                                                                      Quarter
                                                               ended March 31,
                                                             ------------------
(in millions)                                                  1996      1995
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
PRIMARY EARNINGS PER COMMON SHARE
     Net income                                              $    264  $    233
     Less preferred dividends                                      10        10
                                                             --------  --------
          Net income for calculating primary
               earnings per common share                     $    254  $    223
                                                             --------  --------
                                                             --------  --------

     Average common shares outstanding                           47.0      50.5
                                                             --------  --------
                                                             --------  --------

PRIMARY EARNINGS PER COMMON SHARE                            $   5.39  $   4.41
                                                             --------  --------
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FULLY DILUTED EARNINGS PER COMMON SHARE (1)
     Net income                                              $    264  $    233
     Less preferred dividends                                      10        10
                                                             --------  --------
          Net income for calculating fully
               diluted earnings per common share             $    254  $    223
                                                             --------  --------
                                                             --------  --------

     Average common shares outstanding                           47.0      50.5
     Add exercise of options, warrants and
          share rights, reduced by the number
          of shares that could have been
          purchased with the proceeds from
          such exercise                                           1.3       1.1
                                                             --------  --------

     Average common shares outstanding as adjusted               48.3      51.6
                                                             --------  --------
                                                             --------  --------

FULLY DILUTED EARNINGS PER COMMON SHARE                      $   5.24  $   4.31
                                                             --------  --------
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(1)  This presentation is submitted in accordance with Item 601(b)(11) of
     Regulation S-K. This presentation is not required by APB Opinion No. 15, because it results in dilution of less than 3%.